Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

LiveRamp Holdings, Inc.:

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

Our report dated May 28, 2019 with respect to the consolidated financial statements refers to a change in the Company’s method of accounting for revenue recognition.

/s/ KPMG LLP

Dallas, Texas

August 1, 2019